Exhibit 99.1

Adaptimmune Announces FDA Acceptance of IND Application for Affinity Enhanced T-Cell Therapy Targeting MAGE-A4 in Multiple Solid Tumors

PHILADELPHIA, Pa. and OXFORD, UK., January 9, 2017 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced that the US Food and Drug Administration (FDA) has accepted the Company’s investigational new drug (IND) application for autologous genetically modified T-cells expressing an affinity optimized T-cell receptor (TCR) specific for MAGE-A4 in patients with multiple malignant solid tumors. This will be Adaptimmune’s third wholly-owned therapeutic candidate to enter clinical trials. The IND is now active.

Under this IND, Adaptimmune will initiate a Phase I, open-label, modified 3+3 dose escalation study of autologous T-cells genetically engineered with an affinity optimized MAGE-A4 TCR in HLA*02 positive patients with inoperable locally advanced or metastatic melanoma, and urothelial, head and neck, ovarian, non-small cell lung , esophageal, and gastric cancers expressing MAGE-A4. Patients will receive preconditioning with modified fludarabine and cyclophosphamide as used in the Company’s ongoing synovial sarcoma study. This multi-tumor study will enroll up to 32 patients.

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has multiple proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10, AFP and MAGE-A4 cancer antigens, which all have open INDs. The Company has identified over 25 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 10, 2016, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Will Roberts

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Juli P. Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com